# EMPLOYMENT AGREEMENT

This Employment Agreement, (the "Agreement") between **Consolidated Minerals Management, Inc.** (the "Company") and **Nancy K. Finney** (the "Employee") will reflect the terms and conditions of employment.

1. **Term of Employment Agreement.** Subject to the provisions for termination set forth below this agreement will begin on the earlier of November 1, 2007.

2. **Salary.** The Company shall pay the Employee an annual base salary of $ 90,000, for the services of the Employee, payable at regular (twice monthly) payroll periods. Employee will be reviewed and considered for salary increases every six months from date of hire.

3. **Stock Options.** As additional compensation for the Employee to act in the Company's best interest, the Company agrees that the Employee will be awarded options to purchase shares of the Company's common stock through participation in the Company's Incentive Stock Option Plan or method as approved by the Board of Directors.

Effective as of the date of this Agreement, the Company, subject to approval by the Board of Directors of the Company and any other regulatory body as required, and so long as this Agreement remains in force on the date of grant, agrees to grant the Employee stock options to purchase 500,000 shares of common stock of the Company at $0.10 (ten cents) per share. Options shall have a term of five years and shall vest based on the following schedule as described below:

| **Condition** | **Number of Options Vested** |
|---|---|
| Completion of Sarbanes Oxley 404 Compliance (2007) | 100,000 |
| 2007 Form K Submission | 100,000 |
| 9 month employment anniversary (June 30, 2008 or before) | 50,000 |
| 12 month employment anniversary (Sept 30, 2008 or before) | 100,000 |
| 18 month employment anniversary (March 31, 2009 or before) | 50,000 |
| 24 month employment anniversary (Sept 30, 2009 or before) | 100,000 |

4. **Duties and Position.** The Employee's duties include, but are not limited to:

- Preparation / Management of all accounting functions and financial statements for Consolidated Minerals Management, Inc and all subsidiaries
- Preparation / Management of all information required for SEC quarterly and annual filings
- Coordination with auditors or other parties during all reviews, audits or governmental filings
- Management of all corporate compliance issues
- Preparation / Management of any compliance reporting, including Sarbanes Oxley requirements
- Preparation / Management of corporate and subsidiary budgeting and cash flow projections
- Assist management with marketing and investor relations issues and presentations

The Employee's duties may be reasonably modified at the Company's discretion at any time with written notice to Employee.

5. **Employee to Devote Full Time to Company.** The Employee will devote full time, attention, and energies to the business of the Company, and, during this employment, will not engage in any other business activity, unless agreed to by Company management.

6. **Confidentiality of Proprietary Information.** Employee agrees that he will hold in confidence proprietary and confidential business information that are the property of the Company. Employee shall not disclose any such information without the prior written consent of the Company. All documents, memoranda, notes, records, correspondence, manuals, work sheets, telephone lists and all other writings or materials of any type embodying any information relating to the business or services of the Company shall be deemed confidential and shall be returned to Company immediately upon termination of the employment relationship, or at any other time upon request. All terms of this section (6) shall remain in full force and effect for a period of twelve (12) months after termination of employment of Employee for any reason. In the event that employee terminates this Agreement, for whatever reason, Employee shall be free to take with him any and all information which Employee brought with him at the commencement of this Agreement.

7. **Reimbursement of Expenses.** The Employee may incur and be reimbursed for reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. This includes:

1) Business mileage, (@ current IRS Rates) reimbursement
2) Cell phone allowance – up to $100.00 / month and wireless internet fees
3) Miscellaneous travel & entertainment
4) CPA State and National license fees
5) Continuing professional education (at least 40 hours, yearly) required to maintain CPA license.
6). Notary public license fees

9. **Vacation.** Employee is eligible for fifteen (15) working days of vacation, annually. Vacation days not taken may be carried over into the subsequent calendar year. Additional days (over 15) may be taken with prior approval of management.

10. **Termination.** If Employee is terminated without Cause, Employee shall receive (a) any and all unpaid salary, (paid out on a pro-rata basis) (b) a release from all of Employee's obligations pursuant to sections (11) and (6) hereof. "Cause" as used herein means dereliction of the duties, conduct amounting to fraud, theft, dishonesty, gross insubordination, gross negligence, disloyalty, disclosure of confidential and/or proprietary information (including, but not limited to profit margins, discounts, customers, assets of the Company, profit of the Company, direct or indirect competition of the Company), gross misconduct, continuing unexcused absenteeism, employment by another, injury to a fellow servant, physical violence (or threat thereof), or such other material egregious acts. If Employee voluntarily terminates this Agreement, i.e., "quits", for any reason whatsoever during the term of this Agreement, (a) the Company shall be entitled to enforce at law or in equity Employee's Non-Compete, Intellectual Property and Ownership, and Confidentiality of Proprietary Information covenants, as set forth in sections (11) and (6) hereof;; and (b) Employee shall receive only "earned" but unpaid compensation due pursuant to sections (2) and (3).

11. **Non-Compete condition.** To induce the Company to enter into this Agreement, and in consideration thereof, Employee specifically agrees that for a period of one (1) year beginning at the date of termination, the Employee will NOT directly or allow any entity or person under his control to solicit business from, or attempt to sell license or provide the same or similar products or services as are now provided to any of the Company's customers and/or clients. If the Employee violates this covenant at any time during the term of this Agreement, including any modifications or extensions thereof, such action shall constitute a breach of this Agreement and as such, entitle the Company to receive equitable relief and damages arising from such breach.

12. **Assistance in Litigation.** Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or

may become, a party either during or after employment.

13. **Effect of Prior Agreements.** This Agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee.

14. **Settlement by Arbitration.** Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.

15. **Limited Effect of Waiver by Company**. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of further breach by the Employee.

16. **Severability.** If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

17. **Assumption of Agreement by Company's Successors and Assignees**. The Company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

18. **Oral Modifications Not Binding**. This instrument is the entire agreement of the Company and the Employee. Oral changes have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

19. **Confidentiality.** Employee agrees to protect the conditions of this Agreement as Confidential for a period of **five years** from Commencement Date.

**Commencement Date** is below referenced signature date:

Signed this 17 **day** of September **2007.**

Timothy Byrd (President and C.E.O.)

Nancy K Finney (Employee)